UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2023 (March 28, 2023)

View, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 South Milpitas Blvd.

Milpitas, California, 95035

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On March 29, 2023, View, Inc. (the “Company” or “View”) issued a press release announcing its financial results for the fiscal year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 27, 2023, the Board of Directors of the Company (the “Board”) approved a restructuring plan to reduce structural costs, including with respect to the Company’s workforce (the “Plan”). Pursuant to the Plan, the Company expects to decrease overall headcount by approximately 170 employees, which represents approximately 23% of full-time employees as of March 28, 2023. The reduction in workforce is expected to be substantially implemented in March 2023.

The implementation of the Plan is expected to reduce expenses by approximately $23 million over the next 12 months. All employees affected by the reduction in workforce will be eligible to receive, among other things, severance payments based on the applicable employee’s level at the Company and the continuation of benefits for a specified time period post-termination. Each affected employee’s eligibility for severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against the Company.

The Company expects to incur a one-time charge of approximately $5 million in the first quarter of 2023 related to the Plan, consisting primarily of one-time severance payments upon termination of the employees impacted by the reduction in workforce and continued benefits for a specific period of time with related cash payments expected to be substantially paid out by April 30, 2023. The Company expects such payments to be the only direct expense of the Plan. The Company does not expect to recognize a stock-based compensation expense for impacted employees related to vested awards and does not anticipate modifying the affected employees’ stock awards in a manner that would result in additional expenses. The estimated charges that the Company expects to incur in connection with, or as a result of, the reduction in workforce and the Plan, are subject to a number of assumptions, and actual results may differ materially.

The Company may also incur additional costs not currently contemplated due to unanticipated events that may occur as a result of, or that are associated with, the Plan.

Forward-Looking Statements

This Current Report on Form 8-K and certain materials View files with the U.S. Securities and Exchange Commission, as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on current expectations, estimates, assumptions, projections and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks which are described more fully in View’s Annual Report on Form 10-K for the year ended December 31, 2021, and its subsequent Quarterly Reports on Form 10-Q. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated March 29, 2023, issued by View, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

Date: March 29, 2023	By:	/s/ Bill Krause
	Name:	Bill Krause
	Title:	Chief Legal Officer